Evolve Transition Infrastructure Receives Notice from NYSE American Commencing Delisting Procedures

HOUSTON—(GLOBE NEWSWIRE)—June 9, 2023—Evolve Transition Infrastructure LP (NYSE American: SNMP; OTC: SNMP) (“Evolve”) today announced that on June 6, 2023, the NYSE American LLC (“NYSE American”) publicly announced and notified Evolve that NYSE Regulation has determined to commence proceedings to delist Evolve’s common units representing limited partner interests in Evolve (“Common Units”) from NYSE American. NYSE Regulation has determined that Evolve is no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide. Under Section 1003(f)(v), the NYSE American will consider commencing delisting procedures when a company’s listed securities experience a sustained low selling price. While the NYSE American pursues such procedures, trading in the Common Units on the NYSE American is suspended but the Common Units will continue to be traded over the counter.
Evolve has a right to a review of NYSE Regulation’s determination to delist the Common Units by a Committee of the Board of Directors of NYSE American and plans to appeal the determination. NYSE American will apply to the Securities and Exchange Commission to delist the Common Units upon completion of all applicable procedures, including any challenge by Evolve of NYSE Regulation’s decision.
As previously announced, on December 27, 2022, Evolve received a deficiency letter from the NYSE American with respect to Evolve’s failure to comply with Section 1003(f)(v) of the NYSE American Company Guide and Evolve remains focused on the previously announced 1-for-30 reverse split primarily intended to address the low Common Unit trading price.
ABOUT THE PARTNERSHIP
Evolve Transition Infrastructure LP is a publicly-traded limited partnership formed in 2005 focused on the acquisition, development and ownership of infrastructure critical to the transition of energy supply to lower carbon sources. Evolve owns natural gas gathering systems, pipelines and processing facilities in South Texas and continues to pursue energy transition infrastructure opportunities.
ADDITIONAL INFORMATION
Additional information about Evolve can be found in Evolve’s documents on file with the United States Securities and Exchange Commission (“SEC”), which are available on Evolve’s website at www.evolvetransition.com and on the SEC’s website at www.sec.gov.

FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements,” which involve risks and uncertainties. All statements, other than statements of present or historical fact, included in this press release are forward-looking statements. Any statements that refer to Evolve’s future strategy, future uses of capital, future operations, plans and objectives of management or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “expect,” “plan,” “anticipate,” “believe,” “project” or the negative of such terms or other similar expressions. These forward-looking statements are based on management’s current beliefs, expectations and assumptions regarding the future of Evolve’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about Evolve that may cause Evolve’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements. Therefore, you should not rely on any of these forward-looking statements. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and actual results may differ materially from those anticipated or implied in forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, please read Evolve’s filings with the SEC, with particular attention to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in Evolve’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, all of which are available on Evolve’s website at www.evolvetransition.com and on the SEC’s website at www.sec.gov. These cautionary statements qualify all forward-looking statements attributable to Evolve or persons acting on Evolve’s behalf. Except as otherwise required by applicable law, Evolve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
PARTNERSHIP CONTACT
Charles C. Ward
Interim Chief Executive Officer, Chief Financial Officer and Secretary
ir@evolvetransition.com
(713) 800-9477